EXHIBIT 99

News Release

April 23, 2002	Steven Wingfield	(301) 564-3354
	Charles Yulish	(301) 564-3391

USEC Appoints New Independent Accountants
— Company Engages PricewaterhouseCoopers —

     Bethesda, MD – The Board of Directors of USEC Inc. (NYSE: USU) today appointed PricewaterhouseCoopers LLP as the Company’s independent accountants. PricewaterhouseCoopers is now scheduled to perform the audit of USEC’s consolidated financial statements for the fiscal year ended June 30, 2002.

     Prior to retaining PricewaterhouseCoopers, Arthur Andersen LLP had served as USEC’s independent accountants since 1993. USEC appreciates the valuable professional services provided by Arthur Andersen and appreciates the excellent work provided by their USEC team. USEC looks forward to a successful working relationship with PricewaterhouseCoopers.

     USEC Inc., a global energy company, is the world’s leading supplier of enriched uranium fuel for commercial nuclear power plants.

# # # #